Exhibit (4)

AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (the “Agreement”) dated this [    ] day of July, 2009, by and between Delafield Fund, Inc. (the “Acquired Fund”), a Maryland corporation, and The Delafield Fund, a series of The Tocqueville Trust (the “Acquiring Fund”), a Massachusetts business trust. Tocqueville Asset Management L.P. (“TAM”), a Delaware partnership, and Reich & Tang Asset Management, LLC (“RTAM”), a Delaware limited liability company, are parties to this Agreement with respect to Section 15(b) hereof only.

W I T N E S S E T H:

WHEREAS, the Acquired Fund and Acquiring Fund are each open-end investment management companies; and

WHEREAS, the parties hereto desire to provide for the acquisition by the Acquiring Fund of all of the assets and known and unknown liabilities of the Acquired Fund, whether absolute, accrued, contingent or otherwise, existing on the Closing Date (as hereinafter defined), solely in exchange for shares of beneficial interest (par value $.01) (“Shares”) of the Acquiring Fund, which Shares of the Acquiring Fund will thereafter be distributed by the Acquired Fund to its shareholders in complete liquidation and complete cancellation of its shares, with each shareholder being entitled to receive that proportion of the Shares which the net asset value of the shares of the Acquired Fund held by such shareholder bears to the total net asset value of the shares of the Acquired Fund outstanding as of the close of business on the Valuation Date;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. The parties hereto hereby adopt this Agreement, pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) as follows: the reorganization will be comprised of the acquisition by the Acquiring Fund of all of the properties and assets of the Acquired Fund, solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of the Acquired Fund, existing on the Closing Date, followed by the distribution by the Acquired Fund of such Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, and the liquidation and dissolution of the Acquired Fund, all upon, and subject to, the terms of the Agreement hereinafter set forth.

The share transfer books of the Acquired Fund will be permanently closed on the Valuation Date and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company Act of 1940 (the “Act”) received in proper form on or prior to the close of business on the Valuation Date shall be fulfilled by the Acquired Fund; redemption requests received by the Acquired Fund after that date shall be treated as requests for the redemption of the Shares of the Acquiring Fund to be distributed to the shareholder in question as provided in Section 5 herein.

2. On the Closing Date (as hereinafter defined), all of the assets of the Acquired Fund, existing on the Closing Date, shall be assigned, conveyed, transferred and delivered to, and all of the liabilities of the Acquired Fund, existing on the Closing Date, shall be assumed by, the Acquiring Fund, and the number of full and fractional Shares of the Acquiring Fund having an aggregate net asset value equal to the value of the net assets of the Acquired Fund will be transferred and delivered to the Acquired Fund.

3. The net asset value of Shares of the Acquiring Fund and the value of the net assets of the Acquired Fund to be transferred to the Acquiring Fund shall in each case be determined as of the close of business of the New York Stock Exchange on the Valuation Date. The computation of the net asset value of the Shares and the shares of the Acquired Fund shall be done in the manner used by the Acquiring Fund and the Acquired Fund, respectively, in the computation of such net asset value per share as set forth in their respective prospectuses. The methods used by the Acquiring Fund in such computation shall be applied to the valuation of the assets of the Acquired Fund to be transferred to the Acquiring Fund. Each of the Acquired Fund and the Acquiring Fund hereby agrees to cooperate with the other party in valuing the net assets of the Acquired Fund and agrees to take reasonable steps to ensure that the valuation procedures used by the Acquired Fund and the Acquiring Fund as of the Valuation Time are substantially identical with respect to the securities owned by the Acquired Fund.

The Acquired Fund shall be entitled to declare and pay, on or prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, is intended to distribute to the Acquired Fund’s shareholders all of the Acquired Fund’s investment company taxable income as defined in Section 852(b) of the Code (computed without regard to any deduction for dividends paid), all of its net tax-exempt income (if any) and all of its net capital gain (if any), in each case for taxable years ending on or prior to the Closing Date and for the period from the closing of its last taxable year to the Closing Date.

4. The closing shall be at the office of Tocqueville Asset Management L.P., 40 West 57th Street, New York, New York, at 8:30 a.m., Eastern Time on September 28, 2009, or at such other time, date or place as the parties may designate or as provided below (the “Closing Date”). The business day preceding the Closing Date is herein referred to as the “Valuation Date.”

In the event that on the Valuation Date either the Acquiring Fund or the Acquired Fund has, pursuant to the Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date and the Valuation Date shall be postponed until the first business day after the date when neither party has such suspension or postponement in effect; provided, however, that if such suspension by a fund shall continue for a period of 60 days beyond the original Valuation Date, then the other fund party to this Agreement shall be permitted to terminate this Agreement without liability to any party to this Agreement for such termination.

5. As soon as practicable after the Closing Date, the Acquired Fund shall distribute to each of its shareholders, as of the close of business on the Valuation Date, that proportion of the Shares which the net asset value of the shares of the Acquired Fund held by such shareholder bears to the total net asset value of the shares of the Acquired Fund outstanding as of the Valuation Date. All issued and outstanding shares of beneficial interest of the Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund. For the purpose of the distribution by the Acquired Fund of such Shares to its shareholders, the Acquiring Fund will promptly cause its transfer agent to: (a) credit an appropriate number of Shares of the Acquiring Fund, on the books of the Acquiring Fund, to each shareholder of the Acquired Fund, in accordance with a list (the “Shareholder List”) of its shareholders received from the Acquired Fund; and (b) confirm an appropriate number of Shares has been delivered to each shareholder of the Acquired Fund. No certificates for Shares of the Acquiring Fund will be issued in connection with the reorganization contemplated hereby. Any certificates representing shares of the Acquired Fund shall automatically be cancelled and each holder of a certificate representing shares of the Acquired Fund shall cease to have any rights with respect thereto, except the right to receive Shares as provided herein.

The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of record of the Acquired Fund, indicating his or her share balance. The Acquired Fund agrees to supply the Shareholder List to the Acquiring Fund not later than the Closing Date.

6. [Intentionally omitted.]

7. Subsequent to the date of approval by shareholders of the Acquired Fund of the transactions contemplated by this Agreement and prior to the Closing Date, to the extent necessary, the parties hereby agree to coordinate their respective portfolios so that, after the closing, the Acquiring Fund will be in compliance with all of its investment policies and restrictions. At the time of delivery of portfolio securities for examination, as provided in Section 8, the Acquired Fund shall deliver to the Acquiring Fund two copies of a list setting forth the securities then owned by the Acquired Fund and the respective adjusted federal income tax basis thereof, including any additional information requested by the Acquiring Fund a reasonable time before the Closing Date that is material to the characterization of such securities or distributions thereon in the hands of the Acquiring Fund.

8. Portfolio securities or written evidence reasonably acceptable to the Acquiring Fund of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by the Acquired Fund pursuant to Rule 17f-4 under the Act shall be presented by the Acquired Fund to the Acquiring Fund or, at its request, to its custodian, for examination no later than five business days preceding the Closing Date, it being understood that such holdings may change prior to the Valuation Date. The Acquiring Fund hereby agrees to keep any such information provided prior to the Closing Date confidential and to share such information only with its service providers that (i) require such information in connection with the consummation of the transactions contemplated herein and (ii) are subject to a duty, contractual or otherwise, to keep such information confidential. All of the Acquired Fund’s assets, including its portfolio securities, as of the Valuation Date shall be delivered, or transferred by appropriate transfer or assignment documents, by the Acquired Fund on the Closing Date to the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashiers checks or by bank wire payable to the order of the Acquiring Fund. The number of full and fractional Shares of the Acquiring Fund being delivered against the securities, assets and cash of the Acquired Fund, registered in the name of the Acquired Fund, shall be delivered to the Acquired Fund on the Closing Date. Such Shares shall thereupon be assigned by the Acquired Fund to its shareholders so that the Shares of the Acquiring Fund may be distributed as provided in Section 5 herein.

If, at the Closing Date, the Acquired Fund is unable to make delivery under this Section 8 to the Acquiring Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by the Acquired Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or the Acquired Fund’s custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and the Acquired Fund will deliver to the Acquiring Fund by or on the Closing Date executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to the Acquiring Fund, together with such other documents, including a due bill or due bills and brokers’ confirmation slips as may reasonably be requested by the Acquiring Fund.

9. The Acquired Fund will use its reasonable best efforts to discharge all known liabilities, to the extent practicable, other than those incurred in the ordinary course of business, prior to the Closing Date. Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement, existing on the Closing Date.

10. As soon as practicable, and in any event within one year after the closing, the Acquired Fund shall (a) effect its dissolution with the proper state authorities, terminate its registration under the Act and file a final annual report on N-SAR with the Securities and Exchange Commission under that Act; and (b) either pay or make provision for payment of all of its liabilities not transferred to the Acquiring Fund, if any, and taxes, if any.

11. The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

A. The Board of Directors of the Acquired Fund shall have authorized the execution of this Agreement and the shareholders of the Acquired Fund shall have approved the transactions contemplated herein, and the Acquired Fund shall have furnished to the Acquiring Fund copies of resolutions to that effect; such shareholder approval shall have been by the vote of a “majority of the outstanding voting securities” (as such term is defined in Section 2(a)(42) of the Act), of the Acquired Fund at a meeting for which proxies have been solicited by the combined proxy statement and prospectus, as amended, which shall include any prospectus and/or report to shareholders of the Acquiring Fund that is included with the materials mailed to shareholders of the Acquired Fund (the “Combined Proxy Statement/Prospectus”).

B. The Acquiring Fund shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, dated the Closing Date, to the effect that (i) the Acquired Fund is a validly existing Maryland corporation under the laws of Maryland with full corporate powers to carry on its business, as such business is, to such counsel’s knowledge, being conducted and to enter into and perform this Agreement; (ii) assuming that the Registration Statement (as hereinafter defined) and the Combined Proxy Statement/Prospectus comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and the Act and assuming due authorization, execution and delivery of this Agreement by the Tocqueville Trust on behalf of the Acquiring Fund, all corporate action by the Acquiring Fund necessary to make this Agreement, according to its terms, valid, binding and enforceable against the Acquired Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by the Acquired Fund; and (iii) the Acquired Fund is registered with the Securities and Exchange Commission (the “Commission”) as an investment company under the Act and, to the knowledge of such counsel, the Commission has not issued to the Acquired Fund notice of any hearing or other proceeding to consider suspension or revocation of such registration. Such counsel shall be entitled to rely on the opinion of special Maryland counsel with respect to matters of Maryland corporate law in rendering their opinion.

C. That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

D. The representations and warranties of the Acquired Fund contained herein shall be true and correct in all material respects at and as of the Closing Date and the Acquired Fund shall have complied with all of the terms of the Agreement and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date, and the Acquiring Fund shall have been furnished with a certificate of the President, Secretary or Treasurer of the Acquired Fund, to this effect dated the Closing Date.

E. On the Closing Date, the Acquired Fund shall have provided to the Acquiring Fund the amount of the capital loss carry-over, net operating loss, and net unrealized appreciation or depreciation, if any, with respect to the Acquired Fund as of the Closing Date.

F. A registration statement filed by the Acquiring Fund under the Securities Act of 1933 on Form N-14 and containing the Combined Proxy Statement/Prospectus shall have become effective under that Act (the “Registration Statement”).

G. That all actions taken by the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund and Paul, Hastings, Janofsky & Walker LLP.

H. The Acquiring Fund shall have received an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, to the same effect as the opinion contemplated by Section 12.H. of this Agreement.

12. The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

A. The Board of Trustees of the Acquiring Fund shall have authorized the execution of this Agreement, and the Acquiring Fund shall have furnished to the Acquired Fund copies of resolutions to that effect, and the shareholders of the Acquired Fund shall have approved the transactions contemplated herein by the requisite vote of such shareholders.

B. The Acquired Fund shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, dated the Closing Date, to the effect that (i) the Acquiring Fund is a duly constituted series of a validly existing Massachusetts business trust under the laws of Massachusetts with full trust powers to carry on its business, as such business is, to such counsel’s knowledge, being conducted and to enter into and perform this Agreement; (ii) the Registration Statement and all post-effective amendments filed with the Commission on or before the Closing Date, if any, has become effective under the Securities Act of 1933, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purpose is pending or threatened by the Commission; (iii) assuming that the Registration Statement and the Combined Proxy Statement/Prospectus comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and the Act and assuming due authorization, execution and delivery of this Agreement by the Acquired Fund, all action by Tocqueville Trust necessary to make this Agreement, according to its terms, valid, binding and enforceable against the Acquiring Fund and to authorize effectively the transactions contemplated by this Agreement have been taken by the Acquiring Fund; (iv) the Shares to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable; and (v) the Tocqueville Trust is registered with the Commission as an investment company under the Act and, to the knowledge of such counsel, the Commission has not issued to the Acquiring Fund notice of any hearing or other proceeding to consider suspension or revocation of such registration. Such counsel shall be entitled to rely on the opinion of special Massachusetts counsel with respect to matters of Massachusetts business trust law in rendering their opinion.

C. That the Tocqueville Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund a document dated as of the Closing Date, pursuant to which the Acquiring Fund will, in connection with the transactions contemplated by this Agreement, assume all of the known and unknown liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of the Acquired Fund existing as of the Closing Date.

D. That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

E. That all actions taken by the Tocqueville Trust on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund and Paul, Hastings, Janofsky & Walker LLP.

F. The representations and warranties of the Acquiring Fund contained herein shall be true and correct in all material respects at and as of the Closing Date and each of the Tocqueville Trust and Acquiring Fund shall have complied with all of the terms of the Agreement and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date, and the Acquired Fund shall have been furnished with a certificate of the President, Secretary or Treasurer of the Tocqueville Trust, on behalf of Acquiring Fund, to this effect dated the Closing Date.

G. The Acquired Fund shall have received an opinion satisfactory in form and substance to the Acquired Fund from Paul, Hastings, Janofsky & Walker LLP, which shall be entitled to rely in rendering such opinion on the representations of the Acquired Fund herein and such other customary representations as it deems necessary for purposes of such opinion, to the effect that, for federal income tax purposes:

(a) The Acquired Fund’s transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, followed by the Acquired Fund’s distribution of Shares of the Acquiring Fund to the Acquired Fund’s shareholders as part of the liquidation of the Acquired Fund will qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. The Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b) No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of shares of the Acquired Fund for the Shares of the Acquiring Fund (Section 354(a) of the Code and, as applicable, Sections 1036 and 368(a)(1)(E) of the Code);

(c) The Acquired Fund will not recognize gain or loss (i) upon the transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the Acquired Fund’s liabilities, or (ii) upon the distribution of the Shares of the Acquiring Fund to the shareholders of the Acquired Fund (Sections 361 and 357(a) of the Code);

(d) The Acquiring Fund will not recognize gain or loss upon its receipt of all of the Acquired Fund’s assets and liabilities, if any, solely in exchange for Shares of the Acquiring Fund (Section 1032(a) of the Code);

(e) The tax basis of the Shares of the Acquiring Fund received by each of the shareholders of the Acquired Fund will be the same as the shareholder’s tax basis in the shares of the Acquired Fund surrendered in exchange therefor (Section 358(a)(1) of the Code);

(f) The holding period of the Shares of the Acquiring Fund received in exchange for Acquired Fund shares by each of the shareholders of the Acquired Fund will include the period that the shareholder of the Acquired Fund held the Acquired Fund shares surrendered in exchange therefor, provided that such Acquired Fund shares are held by the shareholder as capital assets on the date of the exchange (Section 1223(1) of the Code);

(g) The tax basis of the Acquired Fund’s assets in the hands of the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the transaction (Section 362(b) of the Code);

(h) The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund (Section 1223(2) of the Code); and

(i) The taxable year of the Acquired Fund will not end as a result of the transaction contemplated by this Agreement (Treasury Regulations Section 1.381(b)-1(a)(2)).

H. The Registration Statement shall have become effective under the Securities Act of 1933.

13. The Acquired Fund hereby represents, warrants, covenants and agrees that:

(a) The Board of Directors of the Acquired Fund has authorized the execution of this Agreement.

(b) The financial statements of the Acquired Fund as of December 31, 2008, heretofore furnished to the Acquiring Fund, present fairly the financial position, results of operations, changes in net assets and liabilities of the Acquired Fund as of that date, in conformity with accounting principles generally accepted in the United States of America; and to its knowledge, that from December 31, 2008, through the date hereof, there have not been, and through the Closing Date it is not anticipated that there will be, any material adverse change in the business or financial condition of the Acquired Fund, it being agreed that a decrease in the size of the Acquired Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.

(c) The prospectus and statement of additional information contained in the Acquired Fund’s registration statement under the Act and the Securities Act of 1933, dated April 30, 2009, as amended and supplemented (collectively, the “Acquired Fund Prospectus”), conforms in all material respects to the requirements of the Act and the Securities Act of 1933 and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Acquired Fund’s registration statement, as amended, as of the date of the filing of the last post-effective amendment, conformed in all material respects to the requirements of the Act and the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) It is not aware of any material undisclosed or contingent liability of the Acquired Fund (other than liabilities arising in the ordinary course of business) that is not reflected in the Acquired Fund’s financial statements for the period ended December 31, 2008 and it is not aware of any material legal, administrative, or other proceedings or investigations pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund, not reflected in the Acquired Fund Prospectus. Prior to the Valuation Date, the Acquired Fund will quantify and reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material known liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2008 whether or not incurred in the ordinary course of business.

(e) There are no material contracts outstanding to which the Acquired Fund is a party other than those disclosed in the Acquired Fund Prospectus or the Combined Proxy Statement/Prospectus, or that have otherwise been disclosed to the Acquiring Fund, which if terminated may result in material liability to the Acquired Fund (or to the Acquiring Fund as a result of the transactions contemplated by this Agreement) or under which (whether or not terminated) any material payments for periods subsequent to the Valuation Date will be due from the Acquired Fund (or from the Acquiring Fund as a result of the transactions contemplated by this Agreement).

(f) the Acquired Fund satisfies the fund governance standards defined in Rule 0-1(a)(7)(ii), (iii), (v), (vi) and (vii) under the Act.

(g) The Acquired Fund is duly established and validly existing under the laws of the state of Maryland, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Acquired Fund is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Acquired Fund. The Acquired Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(h) All federal and other tax returns and reports of the Acquired Fund required by law to be filed have been filed, and all federal and other taxes shown as due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of the officers of the Acquired Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of the Acquired Fund ended December 31, 2008, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due.

(i) For each taxable year of its operations, the Acquired Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the taxable year that includes the Closing Date for that portion of such taxable year ending with the Closing Date), as a regulated investment company under Subchapter M of the Code, (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code and (iii) has been, and will be as of the Closing Date treated as a separate corporation for federal income tax purposes. The Acquired Fund will qualify as a regulated investment company as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code. The Acquired Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code.

(j) The Acquired Fund will transfer to the Acquiring Fund assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets held by the Acquired Fund immediately prior to the transaction. In calculating these percentages, all redemptions and distributions (other than distributions required pursuant to Section 22(e) of the Act or to enable the Acquired Fund to qualify for taxation as a regulated investment company and avoid a fund-level tax, including the distribution referred to in the last sentence of Section 3 of this Agreement) made by the Acquired Fund immediately prior to the transfer and which are part of the Acquired Fund’s plan of reorganization will be considered as assets held by the Acquired Fund immediately prior to the transfer.

(k) To the knowledge of the Acquired Fund, there is no plan or intention by the shareholders of the Acquired Fund who own five percent or more of the Fund’s shares, and, to the knowledge of the Acquired Fund, there is no plan or intention on the part of the remaining shareholders of the Acquired Fund to sell, exchange, or otherwise dispose of a number of Shares of the Acquiring Fund received in the transaction that would reduce the Acquired Fund’s shareholders’ ownership of Shares of the Acquiring Fund to a number of Shares having a value as of the Closing Date of less than 50 percent of the value of all of the formerly outstanding stock of the Acquired Fund as of the Closing Date. There are no dissenters’ rights in the transaction, and no cash will be exchanged for stock of the Acquired Fund in lieu of fractional Shares of the Acquiring Fund.

(l) The Acquired Fund will distribute the Shares of the Acquiring Fund, and its other properties, in pursuance of this Agreement.

(m) The Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(n) The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets are subject.

14. The Acquiring Fund hereby represents, warrants, covenants and agrees that:

(a) The Board of Trustees of the Acquiring Fund has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquired Fund copies of resolutions to that effect.

(b) The Acquiring Fund is a validly existing series of shares of the Tocqueville Trust, a Massachusetts business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and has power to own properties and assets and to carry out its obligations under this Agreement. The Tocqueville Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on the Tocqueville Trust or the Acquiring Fund. Each of the Tocqueville Trust and the Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.

(c) The prospectus and statement of additional information of the Acquiring Fund, which will be included in The Tocqueville Trust’s registration statement under the Act and the Securities Act of 1933, each as from time to time amended or supplemented

(collectively, the “Acquiring Fund Prospectus”), (i) will conform in all material respects to the applicable requirements of the Act and the Securities Act of 1933, and (ii) did not as of its date of effectiveness and will not contain, with respect to the Tocqueville Trust or the Acquiring Fund, any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) It is not aware of any material legal, administrative or other proceedings or investigations pending or, to the knowledge of the Acquiring Fund, threatened against the Tocqueville Trust or the Acquiring Fund, not reflected in the Combined Proxy Statement/Prospectus, other than the issues raised in the Commission’s letter to the Tocqueville Trust and TAM dated January 29, 2009.

(e) The Registration Statement, as of its effective date and as of the date hereof, conformed in all material respects to the requirements of the Act and the Securities Act of 1933 and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Combined Proxy Statement/Prospectus, as of its date, as of the date hereof and as of the date of the Acquired Fund shareholder meeting contemplated herein, conforms and will conform in all material respects with the requirements of the Act and the Securities Act of 1933 and does not and will not contain with respect to The Tocqueville Trust or the Acquiring Fund any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Tocqueville Trust satisfies the fund governance standards defined in Rule 0-1(a)(7)(ii), (iii), (v), (vi) and (vii) under the Act.

(g) There are no material contracts outstanding to which the Acquiring Fund is a party other than those disclosed in the Registration Statement or the Combined Proxy Statement/Prospectus, that have otherwise not been disclosed to the Acquired Fund or those entered into in the ordinary conduct of its business and there are no outstanding options or rights to acquire its Shares.

(h) The Shares of the Acquiring Fund which the Acquiring Fund issues to the Acquired Fund pursuant to this Agreement will be duly authorized, legally and validly issued, fully-paid and non-assessable, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof; will conform to the description thereof contained in the Acquiring Fund’s Prospectus, and will be duly registered under the Securities Act of 1933 and the states where registration is required; and the Acquiring Fund is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect.

(i) The Shares of the Acquiring Fund constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code.

(j) The Acquiring Fund was formed solely for the purpose of effecting the transaction contemplated by this Agreement, has not commenced operations or engaged in any business and will not do so until after the Closing Date, and has no assets or liabilities (other than its rights and obligations under this Agreement). The Acquiring Fund does not have any shareholders, and immediately following the Closing Date the former shareholders of the Acquired Fund will own all of the Acquiring Fund’s outstanding stock. The Acquiring Fund will issue nominal Shares to TAM for purposes of certain organizational matters only, but such Shares will be redeemed prior to the Valuation Date.

(k) The Acquiring Fund has not yet been required to file its first federal income tax return. Following the completion of its first taxable year, the Acquiring Fund will file its federal income tax return and elect to be treated as a regulated investment company. Until such time, the Acquiring Fund will take all steps necessary to ensure that it qualifies as a corporation for federal tax purposes as of the Closing Date, and for taxation as a regulated investment company under Sections 851 and 852 of the Code.

(l) Following the Closing Date, the Acquiring Fund shall consistently report the transaction as a reorganization under Section 368(a)(1)(F) of the Code, and the Acquiring Fund shall for its taxable year that includes the Closing Date satisfy the requirements necessary to qualify as a regulated investment company that is eligible to compute its federal income tax under Section 852 of the Code. The Acquiring Fund shall not take any action, or cause any action to be taken or fail to be taken, which action or failure could cause the Acquiring Fund to fail to qualify as a regulated investment company for such taxable year.

(m) The Acquiring Fund has no plan or intention (i) to sell or dispose of any of the assets transferred by the Acquired Fund, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a regulated investment company or (ii) to redeem or reacquire any of the shares issued by it, except in the ordinary course of business.

(n) After consummation of the transactions contemplated by the Agreement, the Acquiring Fund will continue to operate the business formerly conducted by the Acquired Fund in a substantially unchanged manner.

(o) Following the transaction, the Acquiring Fund will continue the historic business of the Acquired Fund or use a significant portion of the Acquired Fund’s historic business assets in a business.

(p) The Acquiring Fund does not own, directly or indirectly, any Shares of the Acquired Fund.

15. Each party hereby represents to the other that no broker or finder has been employed by it with respect to this Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Combined Proxy Statement/Prospectus will not, as of its date, contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles consistently applied. Each of the Acquiring Fund and the Acquired Fund also represents and warrants to the other that this Agreement is valid, binding and enforceable in accordance with the terms and that the execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party. The Acquiring Fund hereby represents to and covenants with the Acquired Fund that, if the reorganization becomes effective, the Acquiring Fund will treat each shareholder of the Acquired Fund who received any of the Shares as a result of the reorganization as having made the minimum initial purchase of Shares of the Acquiring Fund received by such shareholder for the purpose of making additional investments in Shares, regardless of the value of the Shares of the Acquiring Fund received. Each party hereby further represents and warrants that:

(a) The aggregate fair market value of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund will be equal to the aggregate fair market value of the shares of the Acquired Fund surrendered in the exchange;

(b) TAM, the Acquiring Fund’s investment adviser, agrees that it will bear the costs and expenses of the transaction by the Acquiring Fund including the costs of and expenses of the Registration Statement, which includes, the Combined Proxy Statement/Prospectus and proxy and solicitation expenses of the Acquired Fund’s shareholder meeting with respect to the reorganization contemplated hereby. [            ]

(c) There is no intercorporate indebtedness existing between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

16. The Acquiring Fund agrees that it will prepare and file the Registration Statement, which shall contain the Combined Proxy Statement/Prospectus as contemplated by Rule 145 under the Securities Act of 1933. Each party agrees that it will use its best efforts to have the Registration Statement declared effective and to supply such information concerning itself for inclusion in the Combined Proxy Statement/Prospectus as may be necessary or desirable in this connection.

17. The obligations of the parties under this Agreement shall be subject to the right of either party to abandon and terminate this Agreement without liability if: (a) the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or (ii) asserting a material liability of either party not disclosed on the date hereof, which proceeding has not been terminated or the threat thereof removed prior to the Closing Date) or (b) a determination by the party’s Board, as appropriate, that the consummation of the transactions contemplated herein is no longer in the best interest of the party, and to give prompt notice to the other party hereto.

18. Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, neither the Acquiring Fund nor the Acquired Fund shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.

19. All persons dealing with the Acquiring Fund or the Acquired Fund must look solely to the property of such fund for the enforcement of any claims against such fund, as neither the trustees, officers, agents nor shareholders of the Acquiring Fund or other series of the Tocqueville Trust or directors, officers, agents nor shareholders of the Acquired Fund, as the case may be, assume any liability for obligations entered into on behalf of any of the Acquiring Fund or the Acquired Fund.

20. The Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund but no other assets, the Tocqueville Trust and the Trustees and officers of the

Tocqueville Trust (for purposes of this Section, the “Tocqueville Trust Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Tocqueville Trust Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Tocqueville Trust Indemnified Parties may be involved or with which any one or more of the Tocqueville Trust Indemnified Parties may be threatened by reason of any breach of any representation, warranty or covenant of the Acquired Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact contained in the Acquired Fund Prospectus, or, to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund, contained in the Registration Statement or the Combined Proxy Statement/Prospectus or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to the Acquired Fund required to be stated therein or necessary to make the statements relating to the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Tocqueville Trust Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Acquired Fund. The Tocqueville Trust Indemnified Parties will notify the Acquired Fund in writing within ten days after the receipt by any one or more of the Tocqueville Trust Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Tocqueville Trust Indemnified Party as to any matters covered by this Section. The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section, or, if it so elects, to assume at its expense by counsel satisfactory to the Tocqueville Trust Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the Tocqueville Trust Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Acquired Fund’s obligation under this Section to indemnify and hold harmless the Tocqueville Trust Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section without the necessity of the Tocqueville Trust Indemnified Parties’ first paying the same. Notwithstanding the foregoing, the Acquired Fund shall have no obligation to indemnify or hold harmless the Tocqueville Trust Indemnified Parties with respect to a breach of the representation set forth in Section 13(k) if (i) such breach arises from events occurring or knowledge acquired by the Acquired Fund after the date of this Agreement and (ii) the Acquired Fund informs the Acquiring Fund of the breach prior to the closing (whether or not the closing occurs).

21. The Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the Directors and officers of Delafield Fund, Inc. (for purposes of this Section, the “Delafield Fund Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of Delafield Fund Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Delafield Fund Indemnified Parties may be involved or with which any one or more of the Delafield Fund Indemnified Parties may be threatened by reason of any breach of any representation, warranty or covenant of the Acquiring Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact (except to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund) contained in the Registration Statement or the Combined Proxy Statement/Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any amounts paid by any one or more of the Delafield Fund Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Delafield Fund, Inc. or the Acquiring Fund. The Delafield Fund Indemnified Parties will notify Delafield Fund, Inc. and the Acquiring Fund in writing within ten days after the receipt by any one or more of the Delafield Fund Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Delafield Fund Indemnified Party as to any matters covered by this Section. The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section, or, if it so elects, to assume at its expense by counsel satisfactory to the Delafield Fund Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Delafield Fund Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquiring Fund’s obligation under this Section to indemnify and hold harmless the Delafield Fund Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section without the necessity of the Delafield Fund Indemnified Parties’ first paying the same.

22. A copy of the Agreement and Declaration of Trust of the Tocqueville Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Tocqueville Trust on behalf of the Acquiring Fund as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of the Tocqueville Trust individually but are binding only upon the assets and property of the Acquiring Fund.

23. A copy of the Articles of Incorporation of Delafield Fund, Inc. is on file with the Secretary of the State of Maryland.

24. All prior or contemporaneous agreements and representations (written or oral) are merged into this Agreement, which constitutes the entire contract between the parties hereto and may not be changed or terminated orally.

25. This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of the parties hereto, notwithstanding approval hereof by the shareholders of the Acquired Fund, provided that no such amendment shall have a material adverse effect on the interests of such shareholders without their further approval.

26. At any time prior to the Closing Date, the parties may waive compliance with any of the provisions made for its benefit contained herein by executing a written acknowledgement of such waiver.

27. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.

28. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested, or sent by telefacsimile, and addressed as follows:

To the Acquired Fund:

Delafield Fund, Inc.

c/o Reich & Tang Asset Management, LLC

600 Fifth Avenue

New York, New York 10020

[                    ] (fax)

With a copy to: Michael R. Rosella, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 319-4090 (fax)

To the Acquiring Fund or TAM:

The Tocqueville Trust

or

Tocqueville Asset Management L.P.

Attention: Steve Tyrrell

40 West 57th Street, 19th Floor

New York, New York 10019

[                    ] (fax)

With a copy to: Michael R. Rosella, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 319-4090 (fax)

29. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

DELAFIELD FUND, INC.

By:	/s/
Name:	[ ]
Title:	[ ]

THE TOCQUEVILLE TRUST
on behalf of The Delafield Fund

By:	/s/
Name:	[ ]
Title:	[ ]

TOCQUEVILLE ASSET MANAGEMENT L.P.
(solely with respect to Section 15(b) hereof)

By:	/s/
Name:	[ ]
Title:	[ ]

REICH & TANG ASSET MANAGEMENT, LLC
(solely with respect to Section 15(b) hereof)

By:	/s/
Name:	[ ]
Title:	[ ]